                                                                    EXHIBIT 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 31, 1997 (except with respect to the matter discussed in Note 15, as to which the date is March 17, 1997) on the financial statements of Basis Petroleum, Inc. and subsidiaries for the periods indicated in said report included in Valero Refining and Marketing Company's Form S-1 dated May 13, 1997 and to all references to our firm included in this Registration Statement.


/s/  Arthur Andersen LLP


Houston, Texas
May 13, 1997